Exhibit 10.12

Forbearance Agreement dated December 30, 2016 by and among Kevin H. Hayes, Sr., Alice H. Hayes, the Registrant, and Sunwest Bank.

FORBEARANCE AGREEMENT

THIS FORBEARANCE AGREEMENT, dated as of December 30, 2016 (this “Agreement”), is entered into by and among Kevin J. Hayes, Sr., an individual (“Kevin Hayes”), and Alice H. Hayes, an individual (“Alice Hayes,” and, jointly with Kevin Hayes, “Borrower”), Kevin Hayes and Alice Hayes as Trustees of the Hayes Trust Dated March 15, 2001 (jointly, “Hayes”) and Ascendant Solutions, Inc., a Delaware corporation (“Ascendant Solutions,” and, together with Hayes, “Guarantors”), and SUNWEST BANK, a California banking corporation (“Lender”). Borrower, Guarantors and Lender are collectively referred to in this Agreement as the “Parties,” and each of the Parties is from time to time referred to as a Party.

Recitals:

A.              Lender made a loan to Borrower in the amount of $1,500,000.00 (the “Loan”) pursuant to the terms of that certain Business Loan Agreement dated August 2, 2010 (as amended and restated by that certain Business Loan Agreement dated May 5, 2011, the “Loan Agreement”). The Loan is evidenced by that certain Promissory Note dated August 2, 2010, in the principal amount of $1,500,000.00, executed by Borrower in favor of Lender (the “Note”). (Capitalized terms used herein shall have the meanings given in the Loan Agreement unless otherwise defined.)

B.              The Note is secured by (i) that certain Commercial Security Agreement dated August 2, 2010 (the “Security Agreement”), pursuant to which Borrower granted Lender a security interest in certain of Borrower’s personal property, including Kevin Hayes’ partnership interest in Cresa Partners of Orange County, LP (“Cresa OC”); and (ii) that certain Assignment of Deposit Account dated February 13, 2013 (the “Assignment of Deposit Account”), pursuant to which Ascendant Solutions granted Lender a security interest in Demand Deposit Account Number 101246361 (the “Deposit Account”).

C.              Borrower’s obligations under the Loan Documents (as hereinafter defined) are guaranteed by Guarantors pursuant to those Commercial Guaranties each dated August 2, 2010, which were amended and restated pursuant to those Commercial Guaranties each dated May 5, 2011 (jointly, the “Guaranties”).

D.              Borrower and Lender subsequently amended the terms of the Loan and the Note by, among other things, extending the maturity date to July 31, 2015 (the “Maturity Date”) and increasing the principal amount of the Loan to $2,024,799.90 pursuant to (i) a Change in Terms Agreement dated May 4, 2011; (ii) a Change in Terms Agreement dated February 15, 2012; (iii) a Change in Terms Agreement dated June 8, 2012; (iv) a Change in Terms Agreement dated February 13, 2013; and (v) a Change in Terms Agreement dated August 19, 2013 (collectively, the “Modifications”).

E.               The Loan Agreement, Note, Security Agreement, Assignment of Deposit Account, Guaranties, Modifications and all other documents executed by Borrower and Guarantors in connection with the Loan, including all modifications and extensions thereto, are collectively referred to herein as the “Loan Documents.”

F.               Borrower failed (and has continued to fail) to pay Lender the outstanding principal balance and certain other amounts due under the Loan Documents as of the Maturity Date (the “Maturity Default”). The outstanding principal balance is currently $2,024,799.90. The unpaid interest and late fees, as of December 22, 2016, are $237,651.70 and $16,041.80, respectively.

G.              A sale of Cresa OC (the “Cresa OC Sale”) is pending that would, assuming it closes, result in Kevin Hayes’ entitlement to a portion of the net sales proceeds pursuant to the following schedule: (i) $359,000.00 (the “Cresa Closing Payment”) upon the closing of the Cresa OC Sale on January 2, 2017 (the “Closing”), (ii) $320,000.00 payable 30 days after the Closing (the “Cresa 30-Day Payment”), and (iii) $160,000.00 payable 19 months following the Closing (the “Cresa 19-Month Payment”). In addition, potential earn-out payments by the buyer to be made 37 months and 49 months following the Closing (the “First Earn-Out Payment” and “Second Earn-Out Payment, respectively) may result in Kevin Hayes being entitled to another $179,500.00 (on the First Earn-Out Payment) and $259,500.00 (on the Second Earn-Out Payment) from the Cresa OC Sale. The payments owing to Kevin Hayes from the Cresa OC Sale thus potentially total $1,278,000.00. By reason of Lender’s security interest in Kevin Hayes’ membership interest in Cresa OC and Borrower’s default on the Loan, Lender rather than Kevin Hayes is entitled to receive all such proceeds – and Cresa OC has agreed to pay such proceeds directly to Lender. As part of the consideration to Borrower and Guarantors under this Agreement, Lender has conditionally agreed to release a portion of those net proceeds to Kevin Hayes as set forth below.

H.              Kevin Hayes owns 75% of the membership interests in Hama Puako LLC, a Hawaii limited liability company (“Hama Puako”). The remaining 25% of the membership interests in Hama Puako are owned by TMDM Corporation, a Hawaii Corporation (“TMDM”), the sole owner and president of which is Tomoko Matsumoto (“Tomo”). Hama Puako holds fee title to that certain real property located in the County of Hawaii, State of Hawaii (the “Hawaii Property”), described on page 1 of Exhibit A to the “Mortgage, Security Agreement, Assignment of Rents, and Fixture Filing” attached to this Agreement as Exhibit A (the “Mortgage”).

I.                 Borrower and Guarantors have requested that Lender further forbear from exercising its rights and remedies available under the Loan Documents based on the Maturity Default. Subject to and in accordance with the terms of this Agreement, Lender is willing to further temporarily forbear from exercising those rights and remedies based on the Maturity Default.

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NOW THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties agree as follows:

Agreement:

1.               Acknowledgment of the Recitals. The Parties acknowledge the truth, accuracy and validity of each paragraph in the Recitals above and incorporate the same into this Agreement.

2.               Acknowledgments of Borrower and Guarantors. Borrower and Guarantors acknowledge the validity and priority of Lender’s security interest in the collateral securing the obligations under the Loan Documents and also acknowledge that (a) the Loan Documents are all validly executed and enforceable according to their terms, (b) the Maturity Default exists under the Loan Documents and (c) but for this Agreement, Lender possesses the immediate right to exercise all of its rights and remedies available under the Loan Documents and at law.

3.               No Defenses. Borrower and Guarantors acknowledge that neither Borrower nor Guarantors have any valid (a) offset or defense to the obligations now or hereafter owing under the Note, Guaranties and other Loan Documents or (b) legal right or theory on which to invoke or obtain any legal or equitable relief to abate, postpone or terminate Lender’s enforcement of its rights to repayment of obligations now or hereafter owing under the Note. Borrower and Guarantors specifically waive and relinquish any right to legal or equitable relief to cause any abatement, postponement or termination of any enforcement proceedings commenced by Lender.

4.               Reaffirmation of Loan Documents. Borrower and Guarantors reaffirm and ratify the terms of the Loan Documents in all respects. Except as specifically provided herein, Borrower and Guarantors acknowledge that nothing in this Agreement shall (a) be construed to limit or restrict Lender from exercising its rights and remedies under the Loan Documents with respect to any defaults thereunder or with respect to any default by Borrower or Guarantors in the performance of any obligations hereunder or (b) relieve or release Borrower or Guarantors from any of the obligations, covenants or conditions required to be performed or observed under the Loan Documents or hereunder.

5.               Additional Collateral: On or before January 15, 2017, Borrower shall provide Lender, as additional collateral securing Borrower’s obligations under the Note, with:

a.                A fully executed pledge of Kevin Hayes’ entire membership interest in Hama Puako, in the form of the Pledge Agreement attached hereto as Exhibit B (the “Pledge Agreement”); and

b.               The fully executed Mortgage, which shall constitute a lien against the Hawaii Property senior to all liens other than those identified in items 1 through 12 on pages 2 and 3 of Exhibit A to the Mortgage.

6.               Forbearance Terms. Provided no Forbearance Default (as defined in paragraph 8 of this Agreement) exists, and also provided Borrower and Guarantors fulfill and are in compliance with each and every one of the following terms and conditions, Lender shall forbear from exercising its rights and remedies under the Loan Documents (the “Forbearance”) – including without limitation its rights and remedies against Guarantor – based on the Maturity Default:

a.                With the exception of a standard quarterly distribution payment from Cresa OC to Kevin Hayes due in January 2017 (in an amount not to exceed $40,000.00), all monies otherwise owing to Kevin Hayes by virtue of his membership interest in Cresa OC (including without limitation proceeds from the sale of Cresa OC) shall be paid by Cresa OC directly to Lender instead of Kevin Hayes;

b.               All net proceeds owing to Kevin Hayes from the sale of the Hawaii Property (i.e., 75% of all sale proceeds net of selling expenses) shall be paid to Lender;

c.                All real property and any other taxes owed on the Hawaii Property shall be paid when due;

d.               Hama Puako shall not sell, transfer, or encumber the Hawaii Property, or enter into any contract for the sale of the Hawaii Property, without the express written consent of Lender, which consent shall not be unreasonably withheld; and

e.                On or before December 31, 2018, Borrower shall pay the entire then-current outstanding principal balance, together with all accrued interest (at the contract rate) and all late fees owing, on the Loan.

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7.               Kevin Hayes’ Conditional Entitlement to Portion of Net Proceeds from the Cresa OC Sale. Provided (a) no Forbearance Default exists at the time the payment otherwise owing to Kevin Hayes under this paragraph 7 is due to be paid and (b) Lender has timely received the entire Cresa Closing Payment and the Cresa 30-Day Payment (in accordance with paragraphs G and 6.b above), Lender shall – promptly upon Lender’s security interest in the additional collateral described in paragraph 5 above becoming immune to a potential preference claim in bankruptcy – release to Kevin Hayes $200,000.00 of the Cresa 30-Day Payment. Despite Lender’s initial receipt of the entire Cresa 30-Day Payment, no portion of the $200,000.00 conditionally payable to Kevin Hayes under this paragraph 7 shall be credited to Borrower’s obligations on the Loan unless and until Lender has notified Kevin Hayes that he is not entitled to such payment due to the failure of one or more of the conditions set forth in this paragraph 7.

8.               Forbearance Defaults. Upon the occurrence of any of the following events (each a “Forbearance Default”), the Forbearance shall immediately terminate without further notice to Borrower or Guarantors:

a.                Borrower fails to timely perform each and every obligation, term and condition required of Borrower (and/or Guarantors) in this Agreement; or

b.               Any Event of Default (other than the Maturity Default) occurs under the Loan Documents; or

c.                The filing of any claim or action against Lender by a bankruptcy trustee or other person seeking (i) recovery or avoidance of any payments or additional collateral received by Lender pursuant to this Agreement or (ii) termination or cessation of any payments owing to Lender under the Loan Documents (as amended by this Agreement).

Upon termination of the Forbearance, Lender shall have the immediate right to pursue all rights and remedies under the Loan Documents, the Pledge Agreement, the Mortgage, and at law.

9.               No Further Forbearance. Borrower and Guarantors acknowledge that (a) Lender is not obligated to further forbear or to grant any further extensions of the Loan except as expressly provided by the terms and conditions of this Agreement and (b) except as expressly provided herein, this Agreement does not amend or modify the terms and conditions of the Loan Documents or Borrower’s or Guarantors’ obligations thereunder.

10.            Release of Lender. Borrower and Guarantors each hereby, for themselves and their respective successors, heirs, executors, administrators and assigns (each a “Releasing Party” and collectively, “Releasing Parties”), release, acquit and forever discharge Lender and its directors, officers, employees, agents, attorneys, affiliates, successors, administrators and assigns (“Released Parties”) from any and all claims, actions, causes of action, demands, rights, damages, costs, loss of service, expenses and compensation whatsoever which any Releasing Party might have because of anything done, omitted to be done, or allowed to be done by any of the Released Parties and in any way connected with the Loan or the Loan Documents occurring prior to the execution of this Agreement, WHETHER KNOWN OR UNKNOWN, FORESEEN OR UNFORESEEN, including, without limitation, any settlement negotiations and any damages and the consequences thereof resulting or to result from the events described or referred to in (or inferred from) the Recitals above (collectively, the “Released Matters”). Releasing Parties each further agrees never to commence, aid or participate in (except to the extent required by order or legal process issued by a court or governmental agency of competent jurisdiction) any legal action or other proceeding based in whole or in part upon the Released Matters. In furtherance of this general release, Releasing Parties each acknowledges and waives the benefits of California Civil Code Section 1542 (and all similar ordinances and statutory, regulatory, or judicially created laws or rules of any other jurisdiction), which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR [i.e., each of the Releasing Parties] DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR [i.e., each of the Released Parties].

Releasing Parties each acknowledges that this waiver and release is an essential and material term of this Agreement. Releasing Parties each represents and warrants that each has not purported to convey, transfer or assign any right, title or interest in any Released Matter to any other person or entity and that the foregoing constitutes a full and complete release of the Released Matters. Releasing Parties each also understands that this release shall apply to all unknown or unanticipated results of the Released Matters, as well as those known and anticipated. Releasing Parties have each consulted with legal counsel prior to signing this release, or had an opportunity to obtain such counsel and knowingly chose not to do so, and executes such release voluntarily, with the intention of fully and finally extinguishing all Released Matters.

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11.            Miscellaneous.

a.                Entire Agreement. This Agreement sets forth the entire agreement of the parties with respect to the subject matter hereof, and supersedes all prior written or oral understandings and agreements with respect thereto. No modification or waiver of any provision of this Agreement shall be effective unless set forth in writing and signed by the parties hereto. If there is any conflict between the terms, conditions and provisions of this Agreement and those of any other agreement or instrument executed by Borrower and Guarantors, the terms, conditions and provisions of this Agreement shall prevail. By executing this Agreement, Borrower and Guarantors each expressly represents and warrants that (i) in reaching the decision to enter into this Agreement, they did not rely on any representation, assurance or agreement (whether oral or written) not expressly set forth in this Agreement, and (ii) no promises or other representations have been made to any of them which conflict with the written terms of this Agreement. In particular, Lender has not accepted any proposal from Borrower, and Lender has made no promises or representations to Borrower, regarding the payoff the Note (as modified by this Agreement) at a discount – and there exists no agreement for (or regarding) any discounted payoff of either the Note or any portion of the debt owing by Borrower under the Loan Documents.

b.               Prevailing Party Fees and Costs. In the event any legal action is commenced to enforce or interpret any provision of this Agreement, the prevailing Party in such action, as determined by a court of competent jurisdiction, shall be entitled to receive from the other Party the prevailing Party’s reasonable attorneys’ fees and court costs.

c.                Execution of Agreement. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which, when taken together, shall constitute one and the same document. Any Party may execute and deliver a counterpart of this Agreement by delivering, by facsimile or electronic transmission, a signature page of this Agreement signed by such Party – and any such signature shall be treated in all respects as having the same effect as an original signature.

d.               Retention of Counsel. The Parties have retained, or have had the opportunity to retain, their own counsel to represent them in the transactions contemplated in this Agreement, and they have read, understand, and have had the opportunity to provide input into this Agreement. The principle of construction against the party who drafted the contract shall therefore have no application to the interpretation of this Agreement.

e.                Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

[SIGNATURES ON FOLLOWING PAGE]

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IN WITNESS WHEREOF, the undersigned have entered into this Agreement as of the date first above written.

BORROWER:

Kevin J. Hayes, Sr., an individual

/s/ Kevin J. Hayes, Sr.

Alice H. Hayes, an individual

/s/ Alice H. Hayes

GUARANTORS:

Kevin Hayes, as Trustee of the Hayes Trust Dated March 15, 2001

/s/ Kevin Hayes

Alice Hayes, as Trustee of the Hayes Trust Dated March 15, 2001

/s/ Alice Hayes

ASCENDANT SOLUTIONS, INC.,
a Delaware corporation

By: /s/ Mark. Heil
Name: Mark Heil
Title: President & CFO

LENDER:

SUNWEST BANK,
a California banking corporation

By: /s/ Ted Kellogg
Name: Ted Kellogg
Title: EVP & COO

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EXHIBIT A

MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF RENTS, AND FIXTURE FILING

[See Attached]

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EXHIBIT B

PLEDGE AGREEMENT

[See Attached]

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